Exhibit 23(p)

                                 CODE OF ETHICS

     Ameritor Financial Corporation; Ameritor Industry Fund, Ameritor Investment Fund, Ameritor Security Trust hereby adopt, pursuant to Rule 17j-i(b)(1) under the Investment Company Act of 1940, the following Code of Ethics, the purpose of which is to prevent access persons from engaging in any act, practice or course of business which is prohibited by paragraph (a) of Rule 17j-1.

1.   Definitions
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     a.   "Fund"  means  Ameritor  Industry  Fund,   Ameritor  Investment  Fund,
          Ameritor Security Trust.

     b.   "Access person" means

          i. any trustee, director, general partner, officer or advisory person of the Fund; and

     c.   "Advisory person" means

          i. any employee of the Fund or of any company in a control relationship to the Fund, more specifically, Ameritor Financial Corporation, who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by the Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and

          ii. any natural person in a control relationship to the Fund who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of a security.

     d. A security is "being considered for purchase or sale" when a recommendation to purchase or sell a ssecurity has been made and communicated or, with repsect to the person making the recommendation or investment decision, when such person seriously considers making such a recommendation or decision.

     e. "Beneficial ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provision of Section 16 of the Securities Exhchange Act of 1934 and the rules and regulations thereunder, expect that the determination of direct or indirect beneficial ownership shall apply to all securities which an access person has or acquires.

     f. "Control" shall have the same meaning as set forth in Section 2(a)(9) of the Investment Company Act.

     g. "Disinterested trustee" means a trustee of the Fund who is not an "interested person" of the Fund within the menaing of Section 2(a)(19) of the Investment company Act.

     h. "Purchase or sale of a security" includes, among other things, the purchase or sale of an option to purchase or sell a security

     i. "Security" shall have the meaning set forth in Section 2(a)(36) of the Investment Company Act, except that it shall not include share of registered open end investment companies, securities issued by the government of the United States, short term debt securities which are "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act, banker' acceptances, bank certificates of deposit, commercial paper, and such other money market instruments as are deisgnated by the Board of Trustees.

     j. "Security held or to be acquired" by the Fund means any security which, within the most recent fifteen (15) days

          i.   is or has been held by the Fund, or

          ii. is being or has been considered by the Fuind for purchase by the Fund.

2. EXEMPTED TRANSACTIONS - The prohibitions of Section 3 of this code shall not apply to:

     a. Purchases or sale effected in any account over which the access person has no direct or indirect influence or control.

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     b.   Purchases or sales of  securities  which are not eligible for purchase or sale by the Fund.

     c. Pruchases or sales which are non-volitional on the part of either the access person or the Fund.

     d.   Purchases which are part of an automatic dividend reinvestment plan.

     e. Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extend such rights were acquired from such issuer, and sales of such rights so acquired.

     f. Purchases or sale which receive the prior approval of a majority of the Board of Trustees because that are only remotely potentially harmful to the Fund, because they would be very unlikely to affect a highly institutional market, or because they clearly are not related economically to the securities to be purchased, sold, or held by the Fund.

3. PROHIBITIONS - It shall be unethical for any affiliated or access person of Ameritor Financial Corporation or the Funds to engage in any of the following practices.

     a. Purchase or sell, directly or indirectly, any security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership and which he or she knows or should have known at the time of such purchase or sale;

          i.   is being considered for purchase or sale by the Fund; or

          ii.  is being purchased or sold by the Fund.

     b. Divulge and/or disclose any information to anyone outside the Fund and/or Investment Advisor regarding any securities which are:

          i.   being considered for purchase or sale by the Fund; or

          ii.  being purchased or sold by the Fund; or

          iii. any holdings in a recommended security.

     c. Offer advice to anyone or manage any person's portfolio on a discretionary basis, except on behalf of the Fund;

     d. Accept or seek gifts, favors, preferential treatment or valuable consideration of any kind from a broker-dealer or other company involved in the securities industry.

     e.   Employ any device, scheme or artifice to defraud any of the Funds;

     f. Make any untrue statement of a material fact or omit to state to any of the Funds a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading.

     g. Engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon any of the funds.

     h.   Engage in any manipulative practice with respect to any of the Funds.

4.   Reporting
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     a.   Every access person shall report to the Fund the information described in Section 4(c) of this Code with respect to transactions in any security in which such access person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the security; provided, however, that an access person shall not be required to make a report with respect to transactions effect for any account for which such person does not have any direct or indirect influence, a report shall be filed for each calendar quarter, even where no transaction covered by this Section 4 occurred; a report filed for such a period should include a representation that no transactions subject to the reporting requirements of this Section 4 have occurred.

     b. A disinterested Trustee of the Fund need only report a transaction in a security if such Trustee, at the time of that transaction, knew or in the ordinary course of fulfilling his or her official duties as a Trustee of the Fund, should have known that, during the fifteen (15) day period immediately preceding the date of the transaction by the Trustee, such security was purchased or sold by the Fund or was being considered by the Fund or its investment advisor, for purchase or sale by the Fund.

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     c.   Every  report  shall be made no later than ten (10) days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information;

          i. the date of the transaction, the title and the number of shares, and the principal amount of each security involved;

          ii. the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

          iii. the price at which the transaction was effected;

          iv. the name of the broker, dealer or bank with or through whom the transaction was effected.

     d. Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the security to which the report relates.

5.   Sanctions
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     a.   The Board of Trustees  will monitor  compliance  with this Code.  Upon discovering a violation of this Code, the Board of Trustees of the Fund may impose such sanctions as are deemed appropriate, including, among other thins, a letter of censure or suspension or termination of the employment of the violator.

6.   Miscellaneous
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     a.   A copy  of  this  Code of  Ethics  shall  be  preserved  in an  easily
          accessible  place  by  the  investment  advisor,   Ameritor  Financial
          Corporation, for a period of five (5) years. In addition, a record of any violation of this Code and of any action taken as a result of such violation shall be maintained and preserved as indicated above.

     b. A copy of this Code of Ethics shall be distributed to each person to which it applies.

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